Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We agree to the inclusion in the Form S-1 of Unique Fabricating, Inc. of our report, dated March 12, 2013 on our audit of the 2012 financial statements of PrescoTech Holdings, Inc. and Subsidiaries.

/s/ Strothman & Company PSC
Louisville, Kentucky

November 10, 2014